SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the
Securities Exchange Act of 1934

April 9, 2009
--------------------------------------------------------
Date of Report (date of earliest event reported)

American TonerServ Corp.
--------------------------------------------------------------
Exact name of Registrant as Specified in its Charter

Delaware	333-120688	33-0686105
------------------------------	--------------------	---------------------------
State or Other Jurisdiction	Commission File	IRS Employer Identification
of Incorporation	Number	Number

420 Aviation Boulevard, Suite 103, Santa Rosa, California 95403
-------------------------------------------------------------------------------
Address of Principal Executive Offices, Including Zip Code

(800) 736-3515
----------------------------------------------------------------
Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On April 8, 2009, American TonerServ Corp. (the "Company") entered into an Independent Sales Partner Agreement and an Asset Purchase Option Agreement that would give the Company an option to acquire certain assets and assume certain liabilities of Mid-America Environmental, LLC ("MAE"), doing business as Alpha Laser Services and Alpha Imaging Solutions of Evansville, Indiana. MAE provides printer and copier supplies, equipment and service to the greater Evansville area.

     The independent sales partner agreement is for a term of five years, and provides, among other things, that the Company will pay MAE a monthly commission at the rate of 40% of the Adjusted EBITDA (as defined in the Asset Purchase Option Agreement) of MAE.

     The Asset Purchase Option Agreement provides that the Company will have the option to purchase certain assets, and assume certain liabilities, of MAE during a period of five years. The Company paid MAE $495,000, of which $445,000 was paid in the form of two promissory notes, and the remaining $50,000 was paid in the form of 200,000 shares of the Company's common stock. In the event that the Company exercises its option to purchase the covered assets and assume the covered liabilities of MAE, the consideration for the assets will be the amount paid for the option, subject to the adjustments described below.

     One of the promissory notes, in the amount of $333,200, bears interest at the rate of 7% per annum and is payable in equal monthly installments over a 60 month period. The other promissory note (the "Contingent Note"), in the amount of $111,800 bears interest at 5% per annum and be payable in fifty-eight (58) monthly installments beginning in June 2009. The principal amount of the Contingent Note shall be increased or decreased on a quarterly basis by the amount which Adjusted EBITDA is above or below a targeted amount. The Contingent Note will also be reduced by the amounts paid as commissions under the independent sales agreement.

     The Asset Purchase Option Agreement also provides that three employees of MAE will be offered an opportunity to serve on the Company's advisory board and receive options to purchase an aggregate of 500,000 shares of the Company's common stock for serving on that board.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN TONERSERV CORP.

Dated: April 15, 2009	By: /s/ Chuck Mache
Chuck Mache, President